                                                FILED PURSUANT TO RULE 424(b)(3)
                                                REGISTRATION NO. 333-40131

PROSPECTUS
                           TELE-COMMUNICATIONS, INC.

  Tele-Communications, Inc. Series A TCI Group Common Stock ($1.00 par value)
      Tele-Communications, Inc. Series A Liberty Media Group Common Stock
                               ($1.00 par value)
      Tele-Communications, Inc. Series A TCI Ventures Group Common Stock
                               ($1.00 par value)

      This Prospectus relates to (i) shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company" or "TCI"), shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), of the Company, and shares of Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share (the "Series A TCI Ventures Group Common Stock"), of the Company, each to be issued from time to time upon conversion of up to $30,000,000 aggregate principal amount of certain convertible notes (the "Notes") of TCI UA, Inc. ("TCI UA"), an indirect, wholly-owned subsidiary of the Company, and (ii) the first 1,512,605 shares of Series A TCI Group Common Stock to be issued from time to time upon conversion of the Notes subsequent to the conversion of $30,000,000 aggregate principal amount of Notes, and the offering and sale of such shares by the holders thereof (each a "Selling Stockholder") from time to time thereafter (all such shares being hereinafter referred to collectively as the "Shares"). See "Shares Being Offered" and "Selling Stockholders." As of the date of this Prospectus, the $30,000,000 aggregate principal amount of Notes are convertible at the current conversion rate into an aggregate of approximately 3,529,412 shares of Series A TCI Group Common Stock, approximately 1,890,757 shares of Series A Liberty Media Group Common Stock and approximately 1,512,605 shares of Series A TCI Ventures Group Common Stock.

      The Company's common stock, par value $1.00 per share (the "Common Stock"), is comprised of six series: Series A TCI Group Common Stock, Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), Series A Liberty Media Group Common Stock, Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"), Series A TCI Ventures Group Common Stock and Tele-Communications, Inc. Series B TCI Ventures Group Common Stock (the "Series B TCI Ventures Group Common Stock" and, together with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock").

      Both series of TCI Group Common Stock, both series of Liberty Media Group Common Stock and both series of TCI Ventures Group Common Stock are identical in all respects, except (i) each share of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock has ten votes and each share of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock has one vote and (ii) each share of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock is convertible, at the option of the holder, into one share of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock, respectively. Shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock are not convertible into shares of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock, respectively. See "Description of Capital Stock."

      Shares of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock are traded on the Nasdaq National Market tier of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbols "TCOMA," "TCOMB," "LBTYA," "LBTYB," "TCIVA" and "TCIVB," respectively.

      SEE "RISK FACTOR" ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

      Each of the Shares may be offered for sale and sold by the Selling Stockholders from time to time in varying amounts, including in block transactions, on the Nasdaq National Market at then prevailing prices or in private transactions at prices and on terms to be determined at the time of sale. The Shares may be sold by the Selling Stockholders directly, through an underwritten offering, through agents designated from time to time or to or through broker-dealers designated from time to time. See "Plan of Distribution." To the extent required, the number and series of Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, if applicable, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholders to underwriters, agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholders. See "Selling Stockholders." The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the extent that such sales may be made in compliance with such Rule. See "Plan of Distribution." The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any underwriter, agent or broker-dealer and the Selling Stockholders.

      The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 24, 1997.

                             AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth below. Statements contained herein or in any document incorporated herein by reference concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. Each such statement is qualified in its entirety by such reference.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information (including the Registration Statement) filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by the Company with the Commission under the Exchange Act and are hereby incorporated into this Prospectus by reference and made a part hereof (Commission File No. 0-20421):
(i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A (Amendment No. 1), (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997 (as amended by Form 10-Q/A (Amendment
No. 1)), respectively, (iii) the Company's Current Reports on Form 8-K, dated January 22, 1997, March 5, 1997, August 28, 1997 and September 9, 1997, respectively, and (iv) the financial statements and notes thereto of "VII Cable" which appear in the Current Report on Form 8-K of the Company, dated June 19, 1996.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  RISK FACTOR

          The Company had net earnings of $278 million and $62 million for the years ended December 31, 1996 and 1994, respectively. The Company incurred a net loss of $234 million and $446 million for the nine months ended September 30, 1997 and 1996, respectively, and $171 million for the year ended December 31, 1995. The Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization, stock compensation and restructuring charges) ($2,232 million and $1,695 million for the nine months ended September 30, 1997 and 1996, respectively, and $2,276 million, $1,988 million and $1,798 million for the years ended December 31, 1996, 1995 and 1994, respectively) has historically been sufficient to cover its interest expense ($883 million and $803 million for the nine months ended September 30, 1997 and 1996, respectively, and $1,096 million, $1,010 million and $785 million for the years ended December 31, 1996, 1995 and 1994, respectively). The Company's interest coverage ratios for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 were 253%, 211%, 208%, 197% and 229%, respectively.
Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

          Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,214 million and $841 million for the nine months ended September 30, 1997 and 1996, respectively, and $1,228 million, $957 million and $908 million for the years ended December 31, 1996, 1995 and 1994, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Amounts expended by the Company for its investing activities exceeded net cash provided by operating activities for all periods except the nine months ended September 30, 1997.

                                  THE COMPANY

          The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company is one of the largest providers of cable television services in the United States. The Company also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is organized into four principal business groups: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. The Company is a Delaware corporation and its principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                              SHARES BEING OFFERED

          On July 9, 1986, the Company entered into a Stock Purchase Agreement (the "Naify Agreement") with Marshall Naify, Robert A. Naify, a corporation owned by them, certain members of their respective families and certain trusts established for the benefit of such persons and certain other members of their respective families (the "Naify Family"), pursuant to which the Company acquired from the Naify Family in December of 1986 all of the shares of common stock of United Artists Communications, Inc. ("UACI") owned by them, which represented approximately 55% of the UACI shares then outstanding. The consideration paid for each share of UACI common stock acquired by the Company pursuant to the Naify Agreement was $18.498, of which $6.64 was paid in cash and the balance of $11.858 per share was represented by Notes.

          The Notes are general unsecured obligations of TCI UA, the principal amount of which is payable on December 12, 2021 and bears interest at the rate of 1.85% per annum until December 12, 2003 and no interest thereafter. The Notes are presently convertible at any time at the option of the holder into (i) one share of Series A TCI Group Common Stock, (ii) 15/28 of a share of Series A Liberty Media Group Common Stock, (iii) 1/7 of a share of Series A Common Stock, par value $1.00 per share, of TCI Satellite Entertainment, Inc., a Delaware corporation which prior to December 4, 1996 was a wholly owned subsidiary of TCI and is presently an independent publicly traded company, and (iv) 3/7 of a share of Series A TCI Ventures Group Common Stock for each $8.50 principal amount of Notes, subject to adjustment under stated circumstances. The shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock issuable upon the conversion of the Notes are hereinafter referred to collectively as the "TCI Conversion Shares."

          As of September 19, 1997, Notes in the aggregate principal amount of approximately $205,804,278 are outstanding, which Notes are convertible at the current conversion rate into an aggregate of approximately 24,212,268 shares of Series A TCI Group Common Stock, 12,970,857 shares of Series A Liberty Media Group Common Stock and 10,376,686 shares of Series A TCI Ventures Group Common Stock (excluding fractional shares issuable upon conversion of any particular
Note). The names of the members of the Naify Family who currently hold the Notes, the aggregate principal amount of the Notes held by each such holder and the number of whole shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock into which the Notes of such holder are convertible at the current conversion rate are set forth under "Selling Stockholders" below. In accordance with the terms of the Naify Agreement, neither the Notes nor the TCI Conversion Shares may be transferred unless they are registered under the Securities Act or an exemption from registration is available. The Notes have not been registered under the Securities Act and neither the Company nor TCI UA has any obligation to register the Notes. The Naify Agreement provides the holders of the Notes with certain demand and incidental or "piggyback" registration rights with respect to the TCI Conversion Shares. Specifically, the demand registration rights permit holders of the Notes from time to time to require the Company to register TCI Conversion Shares under the Securities Act for sale in an underwritten public offering, except that the Company is not obligated to effect such registration more than once in any six month period or if, in order to comply with such request, the Company could be required to undergo a special interim audit (unless the parties requesting registration agree to pay all fees and expenses of such special interim audit). The incidental registration rights permit the holders of the Notes to have their TCI Conversion Shares included in certain types of registration statements proposed to be filed by the Company. The Company's agreement to register the Shares covered by this Prospectus as described below is contained in a letter agreement which has been filed as an Exhibit to the Registration Statement and is separate from the Company's obligation to register TCI Conversion Shares under the Naify Agreement. The full text of the Naify Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. See "Available Information."

          The Company has agreed, for the benefit of the holders of the Notes, to register the TCI Conversion Shares to be issued from time to time upon conversion of up to $30,000,000 aggregate principal amount of the Notes and the resale of such shares from time to time by the holders thereof. The Shares offered hereby represent (i) the number and series of TCI Conversion Shares issuable upon conversion of such aggregate principal amount of Notes, as such number and series of shares may be increased or decreased as a result of adjustments to the conversion rate pursuant to the anti-dilution provisions of the Notes and (ii) the first 1,512,605 shares of Series A TCI Group Common Stock issuable upon the conversion of the Notes subsequent to the conversion of $30,000,000 aggregate principal amount of Notes (the "Additional TCOMA Shares"). At the current conversion rate, approximately 3,529,412 shares of Series A TCI Group Common Stock, approximately 1,890,757 Shares of Series A Liberty Media Group Common Stock and approximately 1,512,605 shares of Series A TCI Ventures Group Common Stock are issuable upon conversion of $30,000,000 aggregate principal amount of the Notes. The TCI Conversion Shares (other than the Additional TCOMA Shares) will be included in the Shares covered by this Prospectus on the basis of the order in which the Notes, up to an aggregate principal amount of $30,000,000, are converted, and the Additional TCOMA Shares will be included in the Shares covered by this Prospectus on the basis of the first 1,512,605 shares of Series A TCI Group Common Stock issued upon conversion of the Notes subsequent to the conversion of $30,000,000 aggregate principal amount of Notes.

                              SELLING STOCKHOLDERS

          A member of the Naify Family, or any person to whom a member of the Naify Family has transferred Notes in a transaction permitted by the Naify Agreement, for whose account Shares are being offered hereby is referred to herein as a "Selling Stockholder." It is anticipated that, from time to time after the date hereof, record ownership of certain of the Notes that are currently held in trust for the benefit of members of the Naify Family will be transferred to the beneficiaries of the applicable trust and/or that record ownership of certain of the Notes may be transferred to living trusts of which the current record owner or (in the case of Notes currently held in trust) beneficial owner would be a trustee with sole control and complete discretion to revoke or amend such trust during such person's lifetime. The table set forth below and the footnotes thereto provide the following information: the names of the members of the Naify Family who currently hold Notes, the aggregate principal amount of the Notes held by each such holder, the number of whole shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock into which the Notes of such holder are convertible at the current conversion rate and the number of shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock beneficially owned as of September 19, 1997 by each such holder. The TCI Conversion Shares (other than the Additional TCOMA Shares) to be included in the Shares covered by this Prospectus will be on the basis of the order in which the Notes, up to an aggregate principal amount of $30,000,000, are converted, and the Additional TCOMA Shares will be included in the Shares covered by this Prospectus on the basis of the first 1,512,605 shares of Series A TCI Group Common Stock issued upon conversion of the Notes subsequent to the conversion of $30,000,000 aggregate principal amount of Notes. Therefore, no estimate can be given as to the number of shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock that will be held by each Selling Stockholder upon the termination of this offering. However, to the extent required, the name of the Selling Stockholder in connection with any particular sale of Shares, the number of Shares to be sold and the number and (if one percent or more) the percentage of the outstanding shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock to be owned by such Selling Stockholder after completion of any offering hereunder will be specified in a Prospectus Supplement.

                                                                                      NO. OF WHOLE
                                        NO. OF WHOLE          NO. OF WHOLE          SHARES OF SERIES
                                       SHARES OF SERIES          SHARES                A LIBERTY
                                          A TCI GROUP         OF SERIES A TCI          MEDIA GROUP
                       AGGREGATE         COMMON STOCK          GROUP COMMON           COMMON STOCK
                       PRINCIPAL          INTO WHICH              STOCK                INTO WHICH
                       AMOUNT OF           NOTES ARE            BENEFICIALLY            NOTES ARE
NOTEHOLDER            NOTES HELD          CONVERTIBLE            OWNED (1)             CONVERTIBLE
----------            ---------           -----------            ---------             -----------
Marshall Naify      $53,099,889.75         6,247,045            6,494,912(2)            3,346,630

Robert A. Naify     133,559,215.23        15,712,849           16,195,413(3)            8,417,597
as Trustee under
the Robert A.
Naify Living
Trust dated
February 8, 1991

Valerie Naify            662,998.00            78,000               78,000                  41,785

Leslie C. Naify      1,383,117.12           162,719              162,719                  87,171

Christie M. Naify     1,383,117.12           162,719              184,266(4)               87,171

Robert J. Naify       1,383,117.12           162,179              184,266(5)               87,171

Marshall Naify,       2,032,556.06           239,124              239,124                 128,102
Robert A. Naify
and Georgette N.
Rosekrans,
Trustees of the
Michael N. Naify
testamentary trust
for the benefit of
Marshall Naify

John M.                 182,233.74            21,547               21,547                  11,485
Sherwood, as
Trustee of the
Christie M. Naify
1981 Trust

John M.                 182,233.74            21,547               21,547                  11,485
Sherwood, as
Trustee of the
Robert J. Naify
1981 Trust

Christina C.            112,364.67            13,219               13,219                   7,081
Dierker as
Trustee of the
Christina C.
Dieker Trust
Dated October 10,
1995

John M.                 139,734.67            16,439               16,439                   8,806
Sherwood, as
Trustee of the
Christina E. Naify
1985 Trust

John M.                 114,619.43            13,484               13,484                   7,223
Sherwood, as
Trustee of the
Drew Michael
Andrade 1986
Trust

John M.                 132,856.16            15,630               15,630                   8,373
Sherwood and
Marsha J. Naify,
as Trustees of the
Marsha J. Naify
Living Trust

Michael S. Naify        914,572.26           107,596              109,745                  57,640

John M.                 472,006.16            55,530               57,679                  29,748
Sherwood, as
Trustee of the
Christina E. Naify
1981 Trust


                    NO. OF WHOLE          NO. OF WHOLE
                     SHARES OF         SHARES OF SERIES A       NO. OF WHOLE
                  SERIES A LIBERTY        TCI VENTURES         SHARES OF SERIES
                     MEDIA GROUP          GROUP COMMON        A TCI VENTURES
                    COMMON STOCK        STOCK INTO WHICH        GROUP COMMON
                    BENEFICIALLY           NOTES ARE          STOCK BENEFICIALLY
NOTEHOLDER            OWNED (1)           CONVERTIBLE              OWNED (1)
----------            ---------           -----------              --------
Marshall Naify        4,228,083(2)         2,677,305            2,682,304(2)

Robert A. Naify       8,688,156(3)         6,734,077            6,981,430(3)
as Trustee under
the Robert A.
Naify Living
Trust dated
February 8, 1991

Valerie Naify            41,785               33,428               33,428

Leslie C. Naify          87,171               69,737               69,737

Christie M. Naify        98,656(4)            69,737               78,817(4)

Robert J. Naify          98,656(5)            69,737               78,817(5)

Marshall Naify,         128,102              102,482              102,482
Robert A. Naify
and Georgette N.
Rosekrans,
Trustees of the
Michael N. Naify
testamentary trust
for the benefit of
Marshall Naify

John M.                  11,485                9,080                9,080
Sherwood, as
Trustee of the
Christie M. Naify
1981 Trust

John M.                  11,485                9,080                9,080
Sherwood, as
Trustee of the
Robert J. Naify
1981 Trust

Christina C.              7,081                5,665                5,665
Dierker as
Trustee of the
Christina C.
Dieker Trust
Dated October 10,
1995

John M.                   8,806                7,045                7,045
Sherwood, as
Trustee of the
Christina E. Naify
1985 Trust

John M.                   7,223                5,779                5,779
Sherwood, as
Trustee of the
Drew Michael
Andrade 1986
Trust

John M.                   8,373                6,698                6,698
Sherwood and
Marsha J. Naify,
as Trustees of the
Marsha J. Naify
Living Trust

Michael S. Naify         58,906               46,112               47,341

John M.                  31,014               23,798               25,027
Sherwood, as
Trustee of the
Christina E. Naify
1981 Trust

                                                                                      NO. OF WHOLE
                                        NO. OF WHOLE          NO. OF WHOLE          SHARES OF SERIES
                                       SHARES OF SERIES          SHARES                A LIBERTY
                                          A TCI GROUP         OF SERIES A TCI          MEDIA GROUP
                       AGGREGATE         COMMON STOCK          GROUP COMMON           COMMON STOCK
                       PRINCIPAL          INTO WHICH              STOCK                INTO WHICH
                       AMOUNT OF           NOTES ARE            BENEFICIALLY            NOTES ARE
NOTEHOLDER            NOTES HELD          CONVERTIBLE            OWNED (1)             CONVERTIBLE
----------            ---------           -----------            ---------             -----------
Christina E. Naify      875,120.40           102,955              177,073(6)               55,154

Richard R. Naify      3,833,900.00           451,046              509,990(7)              241,632
Trust

Joesephine Naify      5,039,452.82(8)        592,876(8)           694,653(7)(8)           317,612(8)
Trust

James Naify Trust       301,172.93            35,432               42,176                  18,981







                    NO. OF WHOLE          NO. OF WHOLE
                     SHARES OF         SHARES OF SERIES A       NO. OF WHOLE
                  SERIES A LIBERTY        TCI VENTURES         SHARES OF SERIES
                     MEDIA GROUP          GROUP COMMON        A TCI VENTURES
                    COMMON STOCK        STOCK INTO WHICH        GROUP COMMON
                    BENEFICIALLY           NOTES ARE          STOCK BENEFICIALLY
NOTEHOLDER            OWNED (1)           CONVERTIBLE              OWNED (1)
----------            ---------           -----------              --------

Christina E. Naify       94,974(6)            44,124               76,196(6)

Richard R. Naify        277,611(7)           193,306              227,012(7)
Trust

Joesephine Naify        382,856(7)(8)        254,090(8)           344,003(7)(8)
Trust

James Naify Trust        22,543               15,185               19,041

--------------------

(1) The number of shares specified in this table as being beneficially owned by each Selling Stockholder assumes the conversion of all Notes beneficially owned by such Selling Stockholder, except as set forth in the footnotes.

(2) This number includes the number of shares issuable upon conversion of Notes owned of record by Marshall Naify, Robert A. Naify and Georgette N. Rosekrans, as Trustees under the Michael N. Naify testamentary trust for the benefit of Marshall Naify (239,124 shares of Series A TCI Group Common Stock, 128,102 shares of Series A Liberty Media Group Common Stock and 102,482 shares of Series A TCI Ventures Group Common Stock). This number does not include, although Marshall Naify may be deemed to beneficially own,
    (i) the number of shares issuable upon conversion of Notes owned of record by Marshall Naify as Trustee under the Michael Stephen Naify 1963 Trust (31,066 shares of Series A TCI Group Common Stock, 16,642 shares of Series A Liberty Media Group Common Stock and 13,314 shares of Series A TCI Ventures Group Common Stock) and (ii) approximately 97,708 shares of Series A TCI Group Common Stock and 38,413 shares of Series A Liberty Media Group Common Stock held in the United Artists, Inc. Employee Stock Ownership Plan for the benefit of Marshall Naify.

(3) This number does not include, although Robert A. Naify may be deemed to beneficially own, (i) the number of shares issuable upon conversion of Notes owned of record by Marshall Naify, Robert A. Naify and Georgette N. Rosekrans as Trustees under the Michael N. Naify testamentary trust for the benefit of Marshall Naify (239,124 shares of Series A TCI Group Common Stock, 128,102 shares of Series A Liberty Media Group Common Stock and 102,482 shares of Series A TCI Ventures Group Common Stock) and (ii) approximately 170,411 shares of Series A TCI Group Common Stock and 67,027 shares of Series A Liberty Media Group Common Stock held in the United Artists, Inc. Employee Stock Ownership Plan for the benefit of Robert A. Naify.

(4) This number includes the number of shares issuable upon conversion of Notes owned of record by the Christie M. Naify 1981 Trust (21,547 shares of Series A TCI Group Common Stock, 11,485 shares of Series A Liberty Media Group Common Stock and 9,080 shares of Series A TCI Ventures Group Common Stock) of which Christie M. Naify is the sole beneficiary.

(5) This number includes the number of shares issuable upon conversion of Notes owned of record by the Robert J. Naify 1981 Trust (21,547 shares of Series A TCI Group Common Stock, 11,485 shares of Series A Liberty Media Group Common Stock and 9,080 shares of Series A TCI Ventures Group Common Stock) of which Robert J. Naify is the sole beneficiary.

(6) This number includes the number of shares owned of record by and issuable upon conversion of Notes owned of record by John M. Sherwood as Trustee (i) under the Christina E. Naify 1981 Trust (57,679 shares of Series A TCI Group Common Stock, 31,014 shares of Series A Liberty Media Group Common Stock and

     25,027 shares of Series A TCI Ventures Group Common Stock) of which Christina E. Naify is sole beneficiary and (ii) under the Christine
     E. Naify 1985 Trust (16,439 shares of Series A TCI Group Common Stock, 8,806 shares of Series A Liberty Media Group Common Stock and 7,045 shares of Series A TCI Ventures Group Common Stock) of which Christine E. Naify is sole beneficiary.

(7) This number includes 58,944 shares of Series A TCI Group Common Stock, 35,979 shares of Series A Liberty Media Group Common Stock and 33,706 shares of Series A TCI Ventures Group Common Stock owned by Richard R. Naify and Josephine Naify as co-trustees of the Naify Family Trust f/b/o Richard R. Naify and Josephine Naify, dated September 16, 1993.

(8) Subsequent to September 19, 1997, the Selling Stockholder sold in commissionless transactions to Montgomery Securities as principal (i) 35,000 shares of Series A TCI Group Common Stock at $20.1875 per share and 18,750 shares of Series A Liberty Media Group Common Stock at $30 per share on September 30, 1997 and (ii) 14,000 shares of Series A TCI Group Common Stock at $21.625 per share and 7,500 shares of Series A Liberty Media Group Common Stock at $29.875 per share on October 3, 1997.

          Neither the Company nor any of its affiliates has had any material relationship with any member of the Naify Family within the past three years, except that Robert A. Naify has been a director of the Company since June 12, 1987. Any other material relationship between the Company or any of its affiliates, on the one hand, and a Selling Stockholder, on the other, within three years prior to the date of a sale by such Selling Stockholder hereunder will be described in the Prospectus Supplement relating to such sale. The Company has agreed to bear all costs and expenses of registering the Shares under the Securities Act and certain state securities laws, including registration fees, its legal and accounting fees and expenses and photocopying costs. The Selling Stockholders will bear all other expenses of the offering and sale of the Shares, including any underwriting discounts, selling commissions or other compensation to underwriters, agents, or broker-dealers, transfer fees or taxes, if any, and fees and expenses of counsel and other advisers, if any, to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including civil liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

          The Shares may be offered for sale and sold by the Selling Stockholders from time to time in one or more public or private transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by the Selling Stockholders directly, through an underwritten offering, or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholders, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

          If any Shares are sold in an underwritten offering, such Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Shares specified in such Prospectus Supplement if any are purchased.

          The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, entered into any arrangement with an underwriter, agent or broker-dealer for the sale of the Shares.

          The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule.

          The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

          In connection with a sale of Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale: the number of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

                          DESCRIPTION OF CAPITAL STOCK

          The following description of certain terms of the Common Stock and the Preferred Stock (defined below) does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (including the Certificate of Designations with respect to each outstanding Series Preferred Stock (defined below)) (the "Charter"), each of which is incorporated herein by reference.

GENERAL

          The Charter currently provides that the Company is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of Common Stock, of which 1,750,000,000 shares are designated Series A TCI Group Common Stock, 150,000,000 shares are designated Series B TCI Group Common Stock, 750,000,000 shares are designated Series A Liberty Media Group Common Stock, 75,000,000 shares are designated Series B Liberty Media Group Common Stock, 750,000,000 shares are designated Series A TCI Ventures Group Common Stock and 75,000,000 shares are designated Series B TCI Ventures Group Common Stock and
(ii) 52,375,096 shares of preferred stock (the "Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock") and 50,000,000 shares are designated as Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series E Preferred Stock.

COMMON STOCK

          As of September 30, 1997, 472,480,384 shares of Series A TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 38,544,680 shares of Series B TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 223,203,786 shares of Series A Liberty Media Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 21,175,465 shares of Series B Liberty Media Group Common Stock (net of shares held by subsidiaries of the Company), 188,661,300 shares of Series A TCI Ventures Group Common Stock and 12,266,400 shares of Series B TCI Ventures Group Common Stock had been issued and were outstanding and 125,645,656 shares of Series A TCI Group Common Stock, 9,112,500 shares of Series B TCI Group Common Stock, 4,436,245 shares of Series A Liberty Media Group Common Stock and 2,278,125 shares of Series B Liberty Media Group Common Stock were held by subsidiaries of the Company. As of that date, 114,611,255 shares of Series A TCI Group Common Stock, 31,584,184 shares of Series A Liberty Media Group Common Stock and 18,547,213 shares of Series A TCI Ventures Group Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, and other than the Series F Preferred Stock held by subsidiaries of the Company) and options. In addition, the Company has reserved a number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding, a number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding and a number of shares of Series A TCI Ventures Group Common Stock equal to the number of shares of Series B TCI Ventures Group Common Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, respectively. Additionally, subsidiaries of the Company own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of Series A TCI Group Common Stock.

          CERTAIN DEFINITIONS

          As used herein, the following terms have the meanings specified below:

          "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

          "Adjusted TCI Ventures Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of TCI Ventures Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest and (c) the number of shares of TCI Ventures Group Common Stock issuable upon conversion, exercise or exchange of Pre-Exchange Offer Securities.

          "Appraisal Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

          "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

          "Committed Acquisition Shares" means (i) the shares of Series A Liberty Media Group Common Stock that the Company had, prior to the record date for the Liberty Media Group Distribution on August 10, 1995, agreed to issue, but as of such record date had not issued, and (ii) the shares of Series A Liberty Media Group Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the Company had, prior to the record date for the Liberty Media Group Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Company to issue shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock), which as a result of the Liberty Media Group Distribution, constitute obligations to issue, among other securities, Series A Liberty Media Group Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for Series A Liberty Media Group Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series

A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of the Series A Liberty Media Group Common Stock, in each case occurring (or the record date for which occurs) after the Liberty Media Group Distribution. The shares of Series A Liberty Media Group Common Stock issuable upon conversion of the Series H Preferred Stock constitute Committed Acquisition Shares.

          "Convertible Securities" means any securities of the Company (other than any series of Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

          "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Exchange Offers" means those certain offers made by the Company to exchange (i) one share of Series A TCI Ventures Group Common Stock for each share of Series A TCI Group Common Stock properly tendered and not validly withdrawn, up to 188,661,300 shares of Series A TCI Group Common Stock (the "Series A Maximum"), and (ii) one share of Series B TCI Ventures Group Common Stock for each share of Series B TCI Group Common Stock properly tendered and not validly withdrawn, up to 16,266,400 shares of Series B TCI Group Common Stock (the "Series B Maximum"), upon the terms and subject to the conditions set forth in the Offering Circular of the Company, dated August 7, 1997, and the related letters of transmittal.

          "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Company to make such determination.

          "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

          "Initial Ventures Options" means those certain options to purchase shares of Series A TCI Ventures Group Common Stock that were issued effective upon the consummation of the Exchange Offers, in connection with the adjustment of the Adjustable Options. For purposes of this definition, the term "Adjustable Options" means those options to purchase shares of Series A TCI Group Common Stock that were outstanding immediately prior to the consummation of the Exchange Offers under any Existing Stock Plan (as defined below), which options the Board of Directors and, if applicable, the committee of the Board of Directors charged with the administration of such Existing Stock Plan, determined to adjust for the effects of the Exchange Offers by the issuance, in substitution for and in cancellation of each such Adjustable Option effective upon the consummation of the Exchange Offers, of an Initial Ventures Option to purchase a number of shares of Series A TCI Ventures Group Common Stock initially equal to 30% (rounded up to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, and an option to purchase a number of shares of Series A TCI Group Common Stock equal to 70% (rounded down to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, together with such other securities as were then issuable upon exercise of such Adjustable Option (and, in each case, having such other terms consistent with the terms of the Adjustable Option for which they are exchanged as the Board of Directors or the committee, as applicable, determines). The term "Existing Stock Plans" means each of the following: the Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

          "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the TCI Ventures Group means any common stockholders' equity value of the Company attributable to the Liberty Media Group or the TCI Ventures Group, as the case may be, that is not represented by outstanding shares of Liberty Media Group Common Stock or TCI Ventures Group Common Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the TCI Ventures Group is represented by the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest.

          "Liberty Media Group" means as of any date of determination thereof:

           (i) the interest of the Company or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets,

           (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence),

           (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

           (iv) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Company attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

          "Liberty Media Group Distribution" shall mean the share distribution of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock made to the holders of record of Series A TCI Group Common Stock and Series B TCI Group Common Stock as of the close of business on August 4, 1995.

          "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and (b) the aggregate number of shares of Liberty Media Group Common Stock outstanding as of such date.

          "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the TCI Ventures Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
(c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

          "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

          "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

          "Market Capitalization" of any class or series of capital stock of the Company on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

          "Market Value" of any class or series of capital stock of the Company on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company," "--Conversion and Redemption--Conversion of TCI Ventures Group Common Stock at the Option of the Company," "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

          "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

          "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

          "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be

           (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of Series A Liberty Media Group Common Stock,

           (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or sold by the Company after the Liberty Media Group Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities
     (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Company after the Liberty Media Group Distribution as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A Liberty Media Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such transfer, and

           (iii) increased by (a) the aggregate number of any shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

The Company will not issue or sell shares of Series B Liberty Media Group Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, the Company will prepare and file a statement of such change with the Secretary of the Company.

          "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest" is currently zero and will from time to time, as applicable, be

           (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and dividends or distributions of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and other reclassifications of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock,

           (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or sold by the Company after the consummation of the Exchange Offers the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Exchange Offer Securities), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Exchange Offer Securities) issued or delivered by the Company after the consummation of the Exchange Offers as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the TCI Ventures Group that are transferred from the TCI Ventures Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such transfer, and

          (iii) increased by (a) the aggregate number of any shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the TCI Ventures Group in consideration of an increase in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

          Whenever a change in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest occurs, the Company shall prepare and file a statement of such change with the Secretary of the Company.

          "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Liberty Media Group Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock).

          "Pre-Exchange Offer Securities" means the TCI-UA Notes and the Initial Ventures Options.

          "Qualifying Subsidiary" shall mean a Subsidiary of the Company in which (i) the Company's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for (x), in the case of a Subsidiary that holds assets attributed to the Liberty Media Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that is tax free to such holders or (y), in the case of a Subsidiary that holds assets attributed to the TCI Ventures Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that is tax free to such holders or (ii) the Company owns, directly or indirectly, all of the issued and outstanding capital stock.

          "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the TCI Ventures Group, as the case may be, prior to such Disposition, as determined in good faith by the Board of Directors.

          "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

          "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

          "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

          "TCI Group" means as of any date of determination thereof:

           (i) the interest of the Company or any of its subsidiaries in all of the businesses in which the Company or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Company or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the TCI Ventures Group;

           (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the TCI Ventures Group equal to the TCI Ventures Group Inter-Group Interest Fraction as of such date;

           (iii) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

           (iv) from and after any dividend or other distribution with respect to shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the TCI Ventures Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

          (v) any assets or properties transferred from the Liberty Media Group or the TCI Ventures Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the TCI Ventures Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the TCI Ventures Group, as applicable, described in clause (ii) above). If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Company attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in other securities of the Company attributed to the TCI Ventures Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of TCI Ventures Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or the TCI Ventures Group, as applicable.

          "TCI-UA Notes" shall mean those certain convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Company, which notes were, prior to the consummation of the Exchange Offers, exchangeable for shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock.

          "TCI Ventures Group" shall mean, as of any date that any shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have been issued and continue to be outstanding:

           (i) the interest of the Company or of any of its subsidiaries in any of the following persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets:
     TCI Ventures Group, LLC, Tele-Communications International, Inc., TCI Telephony Holdings, Inc., New Jersey Fiber Technologies, L.P., Louisville Lightwave, Western Tele-Communications, Inc., TCI GCI, Inc., TCI UVSG, Inc., Acclaim Entertainment, Inc., TCI TSX, Inc., Intessera, Inc., TCI-TVGOS, Inc., TCI MCNS Holdings, Inc., TCI ETC Holdings, Inc., TCI Internet Holdings, Inc., TCI Online Sports Holdings, Inc., TCI Online Village Holdings, Inc., TCI INZ Sports Holdings, Inc., TCI Netscape Holdings, Inc., TCI Java, Inc., National Digital Television Center, Inc., TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, LLC, DigiVentures, LLC, Kitty Hawk Capital Limited Partners, II, New Enterprise Associates, IV, Limited Partnership, Venture First II, L.P., TVSM, Inc.,

           (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (i) or any of their respective subsidiaries (or any successor as described in clause (i) of this sentence),

          (iii) the proceeds of exercise of the Initial Ventures Options and the expense of exercise of any related stock appreciation rights,

          (iv) all assets and properties contributed or otherwise transferred to the TCI Ventures Group from the TCI Group, and

          (v) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the TCI Ventures Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment shall be made as provided in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group for which provision shall be made as set forth in the penultimate sentence of this definition), the TCI Ventures Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and
(b) from and after any transfer of assets or properties from the TCI Ventures Group to the TCI Group, the TCI Ventures Group shall no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in securities of the Company attributed to the TCI Ventures Group other than TCI Ventures Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of TCI Ventures Group Common Stock, the TCI Ventures Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Ventures Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the TCI Ventures Group.

          "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCI Ventures Group Common Stock outstanding as of such date.

          "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the TCI Ventures Group. For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock."

          "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

          "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not traded on the Nasdaq National Market System or in the over-the-counter market.

          VOTING RIGHTS

          Holders of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock, in each case, are entitled to one vote for each share of such stock held, and holders of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock, in each case, are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of Preferred Stock or any series of such a class, in the Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of TCI Ventures Group Common Stock and the holders of each class or series of Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of the Company.

          None of the holders of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock, Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except with respect to certain limited class and series voting rights provided under the Delaware General Corporation Law ("DGCL"). Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter of such corporation that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock are each a separate series of a single class of stock, each series will be entitled to vote separately as a class upon an amendment to the Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of the Company's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of the Company's outstanding capital stock entitled to vote on such matters (including the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock) voting together as a single class, if the holders of one or more series of Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

          DIVIDENDS

          Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of Preferred Stock, dividends may be paid as determined by the Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, and (iii) on the TCI Ventures Group Common Stock out of the lesser of
(x) the TCI Ventures Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL. Under the DGCL, the amount of the funds of the Company legally available for the payment of dividends on any series of Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the TCI Ventures Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the TCI Ventures Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock, if any, and dividends on, or certain repurchases of, Preferred Stock. Certain loan agreements to which certain subsidiaries of the Company are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

          The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

          The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of the Company attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

          The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Ventures Group Common Stock and each class or series of Preferred Stock attributed to the TCI Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of the Company attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Ventures Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Ventures Group Common Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

          Except for dividends declared or paid as described below under "--Share Distributions," "--Conversion and RedemptionCMandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Conversion and RedemptionCMandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," any dividends paid on the Series A TCI Group Common Stock or the Series B TCI Group Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the Series A Liberty Media Group Common Stock or the Series B Liberty Media Group Common Stock will be paid only on both series, in equal amounts per share; and any dividends paid on the Series A TCI Ventures Group Common Stock or the Series B TCI Ventures Group Common Stock will be paid only on both series, in equal amounts per share.

          The Board of Directors, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock or any other factor.

          At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and

Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

          At the time of any dividend or other distribution on the outstanding shares of TCI Ventures Group Common Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

          SHARE DISTRIBUTIONS

          Distributions on TCI Group Common Stock.   If at any time after the
initial issuance of shares of TCI Ventures Group Common Stock, a distribution paid in TCI Group Common Stock, TCI Ventures Group Common Stock, Liberty Media Group Common Stock, or any other securities of the Company or any other person (a "share distribution"), is made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

          (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

          (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

          (iii) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be so distributed (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

          (iv) a share distribution consisting of any class or series of securities of the Company or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

          The Company will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

          Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B Liberty Media Group Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

          Because under the Charter the Liberty Media Group is not permitted to have an Inter-Group Interest in either the TCI Group or the TCI Ventures Group, no distributions on the Liberty Media Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or TCI Ventures Group Common Stock (or related Convertible Securities) are permitted.

          The Company will not reclassify, subdivide or combine the Series A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series B Liberty Media Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series A Liberty Media Group Common Stock, on an equal per share basis.

          Distributions on TCI Ventures Group Common Stock. If at any time a share distribution is to be made with respect to the TCI Ventures Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Ventures Group Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

          Because under the Charter the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCI Ventures Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

          The Company will not reclassify, subdivide or combine the Series A TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series B TCI Ventures Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series A TCI Ventures Group Common Stock, on an equal per share basis.

          CONVERSION AND REDEMPTION

          Conversion at the Option of the Holder. Each share of Series B TCI Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A Liberty Media Group Common Stock. Each share of Series B TCI Ventures Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Ventures Group Common Stock. Shares of Series A TCI Group Common Stock are not convertible into shares of Series B TCI Group Common Stock; shares of Series A Liberty Media Group Common Stock are not convertible into shares of Series B Liberty Media Group Common Stock; and shares of Series A TCI Ventures Group Common Stock are not convertible into shares of Series B TCI Ventures Group Common Stock.

          Conversion of Liberty Media Group Common Stock at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of Liberty Media Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

          Under the Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

          The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that the Company determines to establish the Liberty Media Group Private Market Value, the Company shall designate the First Appraiser and a committee of the Board of Directors all of whose members are independent directors as determined under the Nasdaq National Market rules (the
"Independent Committee") shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be
(i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

          Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media

Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

          Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

          If the Company determines to convert shares of Series A Liberty Media Group Common Stock into Series A TCI Group Common Stock and shares of Series B Liberty Media Group Common Stock into Series B TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

          Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Liberty Media Group Common Stock from retaining their interest in a security reflecting separately the business of the Liberty Media Group. In addition, the adjustments in respect of Pre-Distribution Convertible Securities and Committed Acquisition Shares would dilute the interests of holders of Liberty Media Group Common Stock upon any conversion of shares of Liberty Media Group Common Stock into TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio.

          Conversion of TCI Ventures Group Common Stock at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCI Ventures Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

          Under the Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCI Ventures Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The TCI Ventures Group Common Stock Per Share Value will equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, which will be determined in the manner described below.

          The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the Appraisal Date. In the event that the Company determines to establish the TCI Ventures Group Private Market Value, the Company shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of
(1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

          Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

          Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCI Ventures Group Common Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCI Ventures Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCI Ventures Group Common Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Exchange Offer Securities, and the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCI Ventures Group Common Stock Per Share Value" means the quotient obtained by dividing the

TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCI Ventures Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

          If the Company determines to convert shares of Series A TCI Ventures Group Common Stock into Series A TCI Group Common Stock and shares of Series B TCI Ventures Group Common Stock into Series B TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the TCI Ventures Group Common Stock Per Share Value as of a subsequent date.

          Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of TCI Ventures Group Common Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCI Ventures Group Common Stock upon any conversion of shares of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio.

          Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the Disposition, in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "Asubstantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

          The action the Company is required to take is to either:

           (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

           (ii) provided that there are assets of the Company legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
     (i) of this paragraph, then:

                (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

               (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of
          (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

           (iii) convert (A) each outstanding share of Series A Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A Liberty Media Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

     The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or Liberty Media Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the Liberty Media Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Liberty Media Group while maintaining the capital structure and delineation of business groups of the Liberty Media Group.

          The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of Liberty Media Group Common Stock following a Disposition of all of the properties and assets of the Liberty Media Group is to allocate to the TCI Group a portion of the Liberty Media Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of Pre-Distribution Convertible Securities that is in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Distribution and to make similar provision for the Company's obligation in respect of any Committed Acquisition Shares that remain issuable. To the extent such Pre-Distribution Convertible Securities and Committed Acquisition Shares are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the Liberty Media Group Net Proceeds. In the event any redemption of the Liberty Media Group Common Stock or conversion of the Liberty Media Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities. In the event the holders of any such Pre-Distribution Convertible Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, or the acquisition relating to such Committed Acquisition Shares is not consummated (or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares are not converted, exercised or exchanged), then the securities or other property so reserved shall revert to the TCI Group and the former holders of Liberty Media Group Common Stock shall have no interest in such securities or property.

          At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.


          The option to convert the Liberty Media Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

          If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of Liberty Media Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Liberty Media Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Liberty Media Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Liberty Media Group at such time. If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company, the holders of the Liberty Media Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the Liberty Media Group Common Stock in an amount related to the proceeds of such Disposition.

          Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock. Upon the Disposition in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary" "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the TCI Ventures Group as of such date.

          The action the Company is required to take is to either:

           (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of TCI Ventures Group Common Stock equally on a share for share basis (subject to the provisions described in the second sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of TCI Ventures Group Common Stock,") in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

           (ii) provided that there are assets of the Company legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
     (i) of this paragraph, then:

               (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of

          Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

               (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A TCI Ventures Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

          (iii) convert (A) each outstanding share of Series A TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A TCI Ventures Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

          The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups of the TCI Ventures Group.

          The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCI Ventures Group Common Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of Pre-Exchange Offer Securities that is in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. In the event any redemption of the TCI Ventures Group Common Stock or conversion of the TCI Ventures Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Exchange Offer Securities or
other Convertible Securities.   In the event the holders of any such Pre-
Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion, exercise or exchange right or the retirement of such security, then the securities or other property so reserved shall revert to the TCI Group and the former holders of TCI Ventures Group Common Stock shall have no interest in such securities or property.

          At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

          The option to convert the TCI Ventures Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

          If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of TCI Ventures Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company, the holders of the TCI Ventures Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the TCI Ventures Group Common Stock in an amount related to the proceeds of such Disposition.

          Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Subsidiary that are owned by the Company. The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of the number of shares of the Liberty Media Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty Media Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of Pre-Distribution Convertible Securities that become so payable in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption and to make similar provision for the Company's obligations in respect of any Committed Acquisition Shares that remain issuable.

          In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Company determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock shall consist solely of the class or series having the lower relative voting rights.

          Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCI Ventures Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by the Company. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of the number of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of Pre-

Exchange Offer Securities that become so payable in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption.

          In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCI Ventures Group Common Stock.

          Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive as a result of such conversion and redemption had such securities been converted, exercised or exchanged immediately prior to such action. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Group Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the Liberty Media Group Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

          Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been converted, exercised or exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCI Ventures Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

          General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption C Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will announce publicly by press release (i) the Liberty Media Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iii) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions described in clause (i), (ii) or
(iii) of the second paragraph under "--Conversion and Redemption C Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

          If the Company determines to pay a dividend described in clause (i) of the second paragraph under "--Conversion and Redemption C Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

          If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption C Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds of such Disposition,
(v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

          If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that the Company will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Company will cause to be given to each holder of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed, a notice setting forth
(i) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Company pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          In the event of any conversion as described above under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group

Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company"), (iii) the per share number (or fraction) of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

          If the Company determines to redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as described above under "--Conversion and Redemption C Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent by not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

          In each case in which a notice is required to be given to holders of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty Media Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty Media Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting

Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

          All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Company. Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

          The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be
(i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

          No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

          Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed.
The Company will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or
(ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

          From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty Media Group Common Stock, the Company will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

          The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          Provisions substantially the same as those described under this caption "--General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the TCI Ventures Group and a determination of the Company to pay a dividend on or undertake a partial or complete redemption of the TCI Ventures Group Common Stock following such Disposition, in the event of any conversion of the TCI Ventures Group Common Stock as described under "--Conversion and Redemption-- Conversion of TCI Ventures Group Common Stock at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," and in the event of a redemption of the TCI Ventures Group Common Stock in exchange for stock of one or more subsidiaries as described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary."

          LIQUIDATION RIGHTS

          In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCI Ventures Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, X is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, Y is the aggregate Market Capitalization of the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Company.

          No holder of Liberty Media Group Common Stock or TCI Ventures Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of the Company.

          DETERMINATIONS BY THE BOARD OF DIRECTORS

          The Charter provides that any determinations made by the Board of Directors under any provision described under "Common Stock" will be final and binding on all stockholders of the Company, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. The Company will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Company.

          PREEMPTIVE RIGHTS

          Holders of the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

PREFERRED STOCK

          As of September 30, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 994,876 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,027 shares of Series G Preferred Stock and 6,693,127 shares of Series H Preferred Stock were outstanding. All of the outstanding shares of Series F Preferred Stock and 67,536 shares of Class B Preferred Stock are held by subsidiaries of the Company. The liquidation preference as of such date of the Class B Preferred Stock was $100 per share, of the Series C Preferred Stock was $2,375 per share, of the Series D Preferred Stock was $300 per share, of the Series F Preferred Stock was $.01 per share, of the Series G Preferred Stock was $21.60 per share, and of the Series H Preferred Stock was $5.40 per share. After receipt of their liquidation preference, holders of Series F Preferred Stock are entitled to receive from the assets of the Company available for distribution to common stockholders an amount equal to the amount per share to be distributed to holders of Series A TCI Group Common Stock in such liquidation, multiplied by the number of shares of Series A TCI Group Common Stock into which their shares of Series F Preferred Stock are then convertible. Each share of Series C Preferred Stock is convertible at the option of the holder into 116.24 shares of Series A TCI Group Common Stock and 25 shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of Series C Preferred Stock, each holder of Series C Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion). Each share of Series D Preferred Stock is convertible at the option of the holder into 10 shares of Series A TCI Group Common Stock, two and one-half shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of the Series D Preferred Stock, each holder of Series D Preferred Stock is entitled to receive one additional share of Series A Liberty Media

Group Common Stock for every two such shares received upon conversion), and one share of TCI Satellite Entertainment, Inc. Series A Common Stock. Each share of Series F Preferred Stock is convertible into 1,496.65 shares of Series A TCI Group Common Stock. Each share of Series G Preferred Stock is convertible at the option of the holder into 1.190 shares of Series A TCI Group Common Stock. Each share of Series H Preferred Stock is convertible at the option of the holder into .2625 shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of Series H Preferred Stock, each holder of Series H Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion), in each case subject to antidilution adjustments. The Series C Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are required to be redeemed by the Company out of legally available funds on August 8, 2001, February 1, 2016 and February 1, 2016, respectively. The Series D Preferred Stock is redeemable at the option of the holder at any time after the tenth anniversary of its issuance.

          The Class B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are each entitled to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock of the Company entitled to vote thereon, in the general election of directors of the Company. The holders of shares of Series C Preferred Stock are entitled to vote such shares on an as converted basis on all matters submitted to a vote of holders of Common Stock and any other class of capital stock of the Company entitled to vote generally on the election of directors. The consent of the holders of 66 2/3% of the aggregate liquidation value of the Series D Preferred Stock is required in order for the Company to create any series of Preferred Stock that is senior to the Series D Preferred Stock. Except as described above and as otherwise required by the DGCL or the Charter, the currently outstanding Preferred Stock of the Company has no voting rights. The terms of the various classes and series of the Company's Preferred Stock include provisions that restrict the redemption or repurchase of and the payment of dividends or the making of distributions on the Common Stock if any dividends are in arrears on the Preferred Stock or if the Company has failed to redeem any shares of Preferred Stock that it was required to redeem.

ANTI-TAKEOVER CONSIDERATIONS

          The DGCL, the Charter and the Company's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL, the Charter and the Company's Bylaws with respect to the foregoing are outlined below.

          DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder," unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person or entity that individually or with or through such person or entity's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

          The Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders."

          The Charter also contains certain provisions which could make a change in control of the Company more difficult. For example, the Charter requires, subject to the rights, if any, of any class or series of Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval),
(ii) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (iii) the dissolution of the Company. "Voting Securities" is defined in the Charter as the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Ventures Group Common Stock and any class or series of Preferred Stock entitled to vote generally with the holders of Common Stock on matters submitted to stockholders for a vote, which currently would include the Series C Preferred Stock. The Charter also provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at the annual meeting of stockholders at which such class of directors' term expires. The exact number of directors, currently ten, is fixed by the Board of Directors. The holders of Voting Securities and of Class B Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of the Company's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of the Company.) Stockholders of the Company do not have cumulative voting rights.

          The Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as of September 30, 1997. Under the Charter, the Board of Directors is authorized, without further action by the stockholders of the Company, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of TCI Ventures Group Common Stock are currently authorized by the Charter, of which 1,043,774,248 shares of TCI Group Common Stock, 561,120,509 shares of Liberty Media Group Common Stock and 620,072,300 shares of TCI Ventures Group Common Stock remain available for issuance as of September 30, 1997 (in each case without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock, TCI Ventures Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Company, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

          The Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Charter or the addition or insertion of other provisions therein.

          The Charter and the Company's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Company upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of Preferred Stock, the Company's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company, at the Company's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of the Company's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. Any action to remove directors is required to be for "cause" (as defined in the Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors (which would include the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, in addition to the Voting Securities).

                                 LEGAL MATTERS

          The validity of the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.

                                    EXPERTS

          The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.

          The combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 11, 1997, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries, development stage enterprises, as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, incorporated in this prospectus by reference from Tele-Communications, Inc. Annual Report on Form 10-K, as amended on Form 10-K/A (Amendment No. 1), for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The financial statements of American PCS, L.P., not separately presented in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, whose report thereon has been incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Sprint Spectrum Holding Company, L.P., have been so included in the Annual Report on Form 10-K, as amended on Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc. in reliance on their report given on the authority of said firm as experts in auditing and accounting.

          The combined financial statements of VII Cable which appear in TCI's Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         -----------------------------

         TABLE OF CONTENTS

                                PAGE
                                ----

Available Information..........   2
Incorporation of Documents by
   Reference...................   2
Risk Factor....................   3
The Company....................   3
Shares Being Offered...........   3
Selling Stockholders...........   5
Plan of Distribution...........   8
Description of Capital Stock...   9
    Common Stock...............   9
    Preferred Stock............  43
Legal Matters..................  46
Experts........................  46


================================================================================


================================================================================


                           Tele-Communications, Inc.


                 Tele-Communications, Inc. Series A TCI Group
                        Common Stock ($1.00 par value)

               Tele-Communications, Inc. Series A Liberty Media
                     Group Common Stock ($1.00 par value)

                Tele-Communications, Inc. Series A TCI Ventures
                     Group Common Stock ($1.00 par value)


                   -----------------------------------------


                                   PROSPECTUS


                   -----------------------------------------



                               November 24, 1997


================================================================================